                                                                   EXHIBIT 10.41

                                LEASE AGREEMENT
                                ---------------

    THIS LEASE is executed this 23rd day of February, 2000, by and between DUKE-WEEKS REALTY LIMITED PARTNERSHIP, an Indiana limited partnership ("Landlord"), and HOMEGROCER.COM, INC., a Delaware corporation ("Tenant")

                                  WITNESSETH:

                         ARTICLE 1 - LEASE OF PREMISES
                         -----------------------------

     Section 1.01.  Basic Lease Provisions and Definitions.

A. Leased Premises (shown outlined on Exhibit A attached hereto and which is situated on the tract of land described on Exhibit A-1): Crossroads Business Park, Building 2, 1255 N. Schmidt Road, Romeoville, IL 60446 (the "Building")

B.   Rentable Area:  approximately 105,600 square feet
     Rentable Area of Building: 460,800 square feet

     The above square footages shall be deemed correct for all purposes hereunder.

C.   Tenant's Proportionate Share: 22.92% (105,600 / 460,800)

D.   Minimum Annual Rent:

          Term                 Minimum Annual Rent
          ----                 -------------------
         Year 1                     $464,640.00
         Year 2                     $478,368.00
         Year 3                     $493,152.00
         Year 4                     $507,936.00
         Year 5                     $522,720.00
         Year 6                     $538,560.00
         Year 7                     $554,400.00
         Year 8                     $571,296.00
         Year 9                     $588,192.00
         Year 10                    $606,144.00

E.   Monthly Rental Installments:

          Term                    Monthly Annual Rent
          ----                    -------------------
          Months 1 - 12          $38,720.00 per month
          Months 13 - 24         $39,864.00 per month
          Months 25 - 36         $41,096.00 per month
          Months 37 -48          $42,328.00 per month
          Months 49 -60          $43,560.00 per month
          Months 61 -72          $44,880.00 per month
          Months 73 - 84         $46,200.00 per month
          Months 85 - 96         $47,608.00 per month
          Months 97 - 108        $49,016.00 per month
          Months 109 - 120       $50,512.00 per month

F.   Landlord's Share of Expenses: N/A

G.   Lease Term: Ten (10) years

H.   Commencement Date: June 1, 2000

I. Security Deposit: $500,000.00 Letter of Credit (with reductions as specified in Article 4 below)

J.   Guarantor: None

K. Broker: Duke-Weeks Realty Limited Partnership representing Landlord and Ernst & Young representing Tenant

L. Permitted Use: Warehousing, storage, distribution, office, product preparation, grocery store services and liquor sales (provided no retail customers shall be serviced on site) and related purposes

M.   Address for notices:

                Landlord:       Duke-Weeks Realty Limited Partnership
                                4225 Naperville Road
                                Lisle, IL 60532

                Tenant:         HomeGrocer.com, Inc.
                                1255 N. Schmidt Road
                                Romeoville, IL 60446

                With copies to: HomeGrocer.com, Inc.
                                Attn:  Vice President Operations
                                10230 N.E. Points Drive
                                Kirkland, WA 98033

                                      and

                                HomeGrocer.com, Inc.
                                Attn: Legal Department
                                10230 N.E. Points Drive
                                Kirkland, WA 98033

     Address for rental and other payments:

                                Duke-Weeks Realty Limited Partnership
                                P.O. Box 73466
                                Chicago, IL 60673-7466

     Section 1.02. Leased Premises. Landlord hereby leases to Tenant and Tenant leases from Landlord, under the terms and conditions herein, the Leased Premises. Landlord and Tenant hereby acknowledge and agree that Tenant shall be entitled to use the parking area as depicted on Exhibit A-2, but Tenant may elect to use the parking as depicted on Exhibit A-3 if Tenant obtains approval of such parking plans from the Village of Romeoville or any other requisite governmental authority.

                        ARTICLE 2 - TERM AND POSSESSION
                        -------------------------------

     Section 2.01. Term. The term of this Lease ("Lease Term") shall be for the period of time and shall commence on (I) the Commencement Date described in the Basic Lease Provisions; or (ii) upon such earlier date as Tenant begins conduct of its business in all or substantially all of the Leased Premises. Upon delivery of possession of the Leased Premises to Tenant, Tenant shall execute a letter of understanding acknowledging (i) the Commencement Date of this Lease, and (ii) that Tenant has accepted the Leased Premises. If Tenant takes possession of and occupies the Leased Premises, Tenant shall be deemed to have accepted the Leased Premises and that the condition of the Leased Premises and the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects, except for latent defects which Tenant notifies Landlord of within eleven (11) months of the Commencement Date. Landlord shall hold all warranties and causes of action on the construction of the Building and Leased Premises for Tenant's benefit.

     Section 2.02. Construction of Tenant Improvements. Tenant has personally inspected the Leased Premises and accepts the same "AS IS" without representation or warranty by Landlord of any kind and with the understanding that Landlord shall have no responsibility with respect thereto except to construct in a good and workmanlike manner the improvements designated as Landlord's obligations in the attached Exhibit B. Landlord hereby agrees to contribute an amount not to exceed Seven Hundred Thousand Dollars ($700,000.00) ("Landlord's Allowance") toward the cost of the tenant finish improvements. Any and all costs for tenant finish improvements which exceed Landlord's Allowance shall be paid by Tenant to Landlord within thirty (30) days of Tenant's receipt of Landlord's invoice therefor. Any portion of Landlord's Allowance not used within twelve (12) months of the Commencement Date shall be forfeited. Landlord and Tenant agree that all work on the initial tenant finish improvements shall be performed by Duke Construction Limited Partnership (which shall receive an eight percent (8%) construction management fee) as Landlord's general contractor. Tenant shall have the right to terminate this Lease if the tenant finish improvements in the Leased Premises are not substantially complete on or before September 1, 2000, subject to Tenant caused delays and force majeure.

     Section 2.03. Surrender of the Premises. Upon the expiration or earlier termination of this Lease, Tenant shall immediately surrender the Leased Premises to Landlord in broom-clean condition and in good condition and repair. Tenant shall also remove its personal property, trade fixtures and any of Tenant's alterations (pursuant to Section 7.03) designated by Landlord, promptly repair any damage caused by such removal, and restore the Leased Premises to the condition existing upon the Commencement Date, reasonable wear and tear excepted. If Tenant fails to do so, Landlord may after five (5) days written notice to Tenant restore the Leased Premises to such condition at Tenant's expense, Landlord may cause all of said property to be removed at Tenant's expense, and Tenant hereby agrees to pay all the reasonable costs and expenses thereby reasonably incurred. All Tenant property which is not removed within ten
(10) days following Landlord's written demand therefor shall be conclusively deemed to have been abandoned by Tenant, and Landlord shall be entitled to dispose of such property at Tenant's cost without thereby incurring any liability to Tenant. The provisions of this section shall survive the expiration or other termination of this Lease.

     Section 2.04. Holding Over. If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall become a tenant from month to month at one hundred fifty percent (150%) of the Monthly Rental Installment in effect at the end of the Lease Term, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent in such event shall not result in a renewal of this Lease, and Tenant shall vacate and surrender the Leased Premises to Landlord upon Tenant being given thirty (30) days' prior written notice from Landlord to vacate whether or not said notice is given on the rent paying date. This Section 2.04 shall in no way constitute a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord's remedies in such event.

                                ARTICLE 3 - RENT
                                ----------------

     Section 3.01. Base Rent. Tenant shall pay to Landlord the Minimum Annual Rent in the Monthly Rental Installments, in advance, without deduction or offset unless expressly herein provided, beginning on the Commencement Date and on or before the first day of each and every calendar month thereafter during the Lease Term. The Monthly Rental Installment for partial calendar months shall be prorated.

     Section 3.02. Additional Rent. In addition to the Minimum Annual Rent Tenant shall pay to Landlord for each calendar year during the Lease Term, as "Additional Rent," Tenant's Proportionate Share of all costs and expenses reasonably incurred by Landlord during the Lease Term for Real Estate Taxes and Operating Expenses for the Building and common areas (collectively "Common Area Charges").

     "Operating Expenses" shall mean all of Landlord's reasonable expenses actually incurred for operation, repair, replacement and maintenance to keep the Building and common areas in good order, condition and repair, including, but not limited to, management fees (which shall not exceed three percent (3%) of the gross revenue of the Building) or administrative fees; utilities; stormwater discharge fees; license, permit, inspection and other fees; fees and assessments imposed by any covenants or owners' association; security services; insurance premiums and deductibles (such deductibles not to exceed Twenty-five Thousand Dollars ($25,000.00): and maintenance, repair and replacement of the driveways, parking areas (including snow removal), exterior lighting, landscaped areas, walkways, curbs, drainage strips, sewer lines, exterior walls, foundation, structural frame, roof and gutters. The cost of any capital improvement shall be amortized over the useful life of such improvement (as determined by applying
GAAP), and only the amortized portion shall be included in Operating Expenses. Notwithstanding the foregoing, in no event shall Tenant be required to expend more than One Hundred Thousand Dollars ($100,000.00) per Lease year as reimbursement for correcting latent defects in the construction of the Building.

     "Real Estate Taxes" shall include any form of real estate tax or assessment or service payments in lieu thereof, and any license fee, commercial rental tax, improvement bond or other similar charge or tax (other than inheritance, income or estate taxes) imposed upon the Building or common areas (or against Landlord's business of leasing the Building) by any authority having the power to so charge or tax, together with reasonable costs and expenses of contesting the validity or amount of Real Estate Taxes which at Landlord's option, reasonably exercised, may be calculated as if such contesting work had been performed on a contingent fee basis (whether charged by Landlord's counsel or representative; provided, however, that said fees are reasonably comparable to the fees charged for similar services by others not affiliated with Landlord, but in no event shall fees exceed thirty-three percent (33%) of the good faith estimated tax savings). Additionally, Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all personal property of Tenant contained in the Leased Premises.

     Operating Expenses and Real Estate Taxes shall not include the following:
(1) payment of principal or interest due under any mortgage or deed of trust;
(2) depreciation allowance of any type; (3) compensation paid to officers of Landlord or officers of the management agent or anyone else above the level of asset manager; (4) costs for which Landlord is reimbursed by any other party;
(5) leasing commissions, legal fees and other expenses incurred by Landlord or agents in connection with negotiations or disputes with tenants or prospective tenants (other than with Tenant's sublessees or assignees) for the Building; (6) costs or expenses associated with the enforcement of any leases (other than with Tenant's sublessees or assignees) by Landlord; (7) costs or fees relating to the defense of Landlord's title or interest in the real estate containing the Building, or any part thereof; (8) any costs or expenses relating to Landlord's obligations under any workletter to construct Tenant improvements; (9) allowances, concessions, permits, licenses, inspections or other costs and expenses incurred in completing, fixturing, renovating or otherwise improving, decorating or redecorating space for tenants (including Tenant), prospective tenants or other occupants or prospective occupants of the Building, or vacant leasable space in the Building, or constructing or finishing demising walls and public corridors with respect to any such space whether such work or alteration is performed for the initial occupancy by such tenant or occupancy thereafter; (10) any cash or other consideration paid by Landlord on account of, with respect to or in lieu of the tenant work or alteration described above; (11) Landlord's costs of any services sold or provided to tenants for which Landlord is entitled to be reimbursed by such tenants under the Lease with such tenants; (12) expenses in connection with services or other benefits of a type which are not made available to Tenant but which are provided to another tenant or occupant; (13) costs incurred due to violation by Landlord or any tenant of the terms and conditions of any lease; (14) any expense for Landlord's advertising and promotional program for the Building; (15) any cost incurred by Landlord or an affiliate of Landlord for the provision of any goods or services, to the extent such costs exceeds the cost then prevailing in transactions between unrelated parties; (16) ground rent; (17) legal fees (except for contesting tax assessments and/or personnel matters relating to employees of the Building), or other professional or consulting fees (except such other professional or consulting fees that are directly related to the maintenance, operation or management of the Building); (18) increased insurance premiums caused by Landlord's or any tenant's hazardous acts; (19) moving expense costs of tenants in the Building; (20) costs incurred for any items to the extent of Landlord's recovery under a manufacturer's, materialman's, vendor's or contractor's warranty; (21) wages, salaries or other compensation or benefits for off-site employees applicable to the time spent working on other buildings, other than the Building and other buildings, a prorated portion of such employee's salary shall be included in Operating Expenses, as applicable;
(22) costs of acquisition of sculpture, paintings, or other objects of art; (23) the rent or expenses in lieu of rent for any on-site leasing office of Landlord in the Building, or of any other space (except the management office serving the Building) in the Building set aside for storage or other facilities for the benefit of Landlord; and (24) expenses incurred due to the negligence or intentional misconduct of Landlord to the extent the same are not reimbursed through insurance.

     Section 3.03. Payment of Additional Rent. Landlord shall reasonably estimate the total amount of Additional Rent to be paid by Tenant during each calendar year of the Lease Term, pro-rated for any partial years. Commencing on the Commencement Date, Tenant shall pay to Landlord each month, at the same time the Monthly Rental Installment is due, an amount equal to one-twelfth (1/12) of the estimated Additional Rent for such year. The estimate of Additional Rent for any given year shall not exceed one hundred five percent (105%) of the actual amount of Additional Rent from the prior year unless Landlord can document for Tenant why a greater increase is appropriate. Within one hundred twenty (120) days after the end of each calendar year, Landlord shall submit to Tenant a statement of the actual amount of such Additional Rent and within thirty (30) days after receipt of such statement, Tenant shall pay any deficiency between the actual amount owed and the estimates paid during such calendar year. In the event of overpayment, Landlord shall credit the amount of such overpayment toward the next installments of Minimum Rent.

     Tenant shall have the right to inspect such of Landlord's books and records which contain the Operating Expense information, upon written notice given to Landlord not later than ninety (90) days following receipt of such statement by Tenant. If the parties are unable to resolve any disagreement as to the Operating Expenses by good faith negotiation within ninety (90) days following Tenant's notice to Landlord, Tenant may, at Tenant's sole cost and expense, cause a qualified independent certified public accountant designated by Landlord from a list of not less than five (5) such accountants selected by Tenant (to be paid on an hourly and not a contingency fee basis) to audit Landlord's records with respect to the Operating Expenses which audit shall be completed within sixty (60) days. In the event the audit discloses (i) errors made during the prior calendar year which, when totaled, clearly indicate that the sum overcharged to and paid by Tenant, exceeds four percent (4%) of the annual Operating Expense amount, the audit shall be at the expense of Landlord, not to exceed Two Thousand Five Hundred Dollars ($2,500.00), or (ii) no errors or an error which equals or is less than four percent (4%) of the annual Operating Expense amount, the audit shall be at the expense of Tenant.

     Section 3.04. Late Charges. Tenant acknowledges that Landlord shall incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to timely pay any payment required hereunder. Therefore, in addition to the other remedies available to Landlord hereunder, if any payment required to be paid by Tenant to Landlord hereunder shall become overdue, such unpaid amount shall bear interest from the due date thereof to the date of payment at the prime rate (as reported in the Walt Street Journal) of interest ("Prime Rate") plus six percent (6%) per annum or the maximum rate permissible by law. Notwithstanding the foregoing sentence, Landlord shall provide Tenant with a written courtesy notice of such nonpayment and Tenant shall have an additional five (5) days to cure such nonpayment before Landlord imposes such late charge; provided, however, that Landlord shall not be required to give such courtesy notice more than one (1) time with respect to any particular nonpayment, nor more than two (2) times in any consecutive twelve (12) month period with respect to any nonpayments in the aggregate.

                          ARTICLE 4 - SECURITY DEPOSIT
                          ----------------------------

     Tenant, within ten (10) days of the date hereof, shall deposit with Landlord the Security Deposit in the form of a letter of credit ("Letter of Credit") which is attached hereto as Exhibit C, as security for the performance by Tenant of all of Tenant's obligations contained in this Lease. In the event of Default by Tenant, Landlord may apply all or any part of the Security Deposit to cure all or any part of such Default; and Tenant agrees to promptly, upon demand, deposit such additional sum with Landlord as may be required to maintain the full amount of the Security Deposit. All sums held by Landlord pursuant to this section shall be without interest accruing to either party. At the end of the Lease Term, provided that there is then no uncured Default, Landlord shall return the Security Deposit to Tenant within thirty (30) days.

     The Letter of Credit shall be in the amount of Five Hundred Thousand Dollars ($500,000.00) and shall be held by Landlord as security for the full and faithful performance by Tenant of all of the terms, conditions and covenants contained in the Lease on the part of Tenant to be performed, including but not limited to the payment of rent. In the event of a Default by Tenant in the payment of rent or performance or observance of any of the other terms, conditions or covenants of this Lease, Landlord may, at its option and without notice to Tenant (except as otherwise required under the Lease), draw upon the Letter of Credit and apply all or any part thereof to payment of rent or to cure any such default; and if Landlord does so, Tenant shall, upon request, deposit with Landlord the amount so applied so that Landlord will have on hand at all times during the Lease Term the full amount of the Letter of Credit. The Letter of Credit shall be renewed on an annual basis. If Tenant has not renewed the Letter of Credit at least thirty (30) days prior to the expiration date thereof, Landlord may immediately draw upon the Letter of Credit and hold the cash proceeds in lieu thereof. All sums held by Landlord pursuant to this Article 4 shall be without interest.

     Notwithstanding anything contained herein to the contrary, absent two (2) events of Default in any calendar year, the amount of the Letter of Credit shall be decreased during the Lease Term per the following schedule:

   Months from          Minimum Amount Available  Percentage Decrease from
Commencement Date        under Letter of Credit        Previous Year
----------------------  ------------------------  ------------------------
  Months 1 - 12                $500,000.00              $      0.00
  Months 13 - 24               $450,000.00              $ 50,000.00

  Months 25 - 36               $400,000.00              $ 50,000.00
  Months 37 - 48               $350,000.00              $ 50,000.00
  *Months 49 - 60              $250,000.00              $100,000.00
  Months 61 -72                $150,000.00              $100,000.00
  Months 73 - 120              $ 50,000.00              $100,000.00

* Provided Tenant satisfies the following financial condition:

     Tangible Net Worth:   $50,000,000.00
     Current Ratio:        2

     Earnings before interest, taxes, depreciation and amortization for fiscal year is positive.

     Letter of Credit reductions shall be subject to the absence of any uncured events of Default. Specifically, failure to pay Base Rent and Additional Rent is an event of Default which shall void or modify the reduction in the Letter of Credit. Any monetary Default in a twelve (12) month period or three (3) events of non-monetary Default in a year will cause the Letter of Credit to remain at the then current level but still maintain the ability to reduce in subsequent years starting in the immediately following year.

                                ARTICLE 5 - USE
                                ---------------

     Section 5.01. Use of Leased Premises. The Leased Premises are to be used by Tenant solely for the Permitted Use and for no other purposes without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

     Section 5.02. Covenants of Tenant Regarding Use. Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe, reputable and lawful manner, (ii) comply with all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including without limitation those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises, and (iii) comply with and obey all reasonable directions of the Landlord, including any reasonable and non-discriminatory rules and regulations that may be adopted by Landlord from time to time after written notice. Landlord warrants and agrees to not adopt changes to the rules and regulations that would materially and adversely impact Tenant's use of the property, in Tenant's reasonable judgment. Tenant shall not do or permit anything to be done in or about the Leased Premises or common areas which constitutes a nuisance or which interferes with the rights of other tenants or unreasonably injures them (e.g. creating noxious fumes which permeate the space occupied by other tenants). Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of its lease or of any rules and regulations. Tenant shall not overload the floors of the Leased Premises beyond the maximum load specifications supplied to Tenant by Landlord as part of the approval process. All damage to the floor structure or foundation of the Building due to improper positioning or storage of items or materials exceeding Landlord's floor loading specifications as supplied to Tenant as part of the plan approval process shall be repaired by Landlord at the sole expense of Tenant, who shall reimburse Landlord within thirty (30) days after written notice. Tenant shall not use the Leased Premises, or allow the Leased Premises to be used, for any purpose or in any manner which would invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord as Additional Rent for any increase in premiums charged. Landlord hereby acknowledges that the Permitted Use as of the Commencement Date does not invalidate any insurance policy or increase the rate of premiums payable on any such insurance policy.

     Section 5.03. Landlord's Rights Regarding Use. In addition to the rights specified elsewhere in this Lease, Landlord shall have the following rights regarding the use of the Leased Premises or the common areas, each of which may only be exercised following prior notice to Tenant's director of operations at the Leased Premises except in the event of an emergency in which case no notice shall be required, to Tenant, but without liability (other than for the negligent or intentional acts or omissions of Landlord, its agents, officers, employees, and other representatives to Tenant)
(a) Landlord may install such signs, advertisements, notices or tenant identification information as it shall deem necessary or proper; (b) Landlord shall have the right at any time to control, change or otherwise alter the common areas as it shall deem necessary or proper provided Tenant's access and use of the Leased Premises is not materially affected; and (c) Landlord or Landlord's agent shall be permitted to inspect or examine the Leased Premises at any reasonable time upon twenty-four (24) hours prior notice to Tenant's director of operations at the Leased Premises (except in an emergency when no notice shall be required), and Landlord shall have the right to make any repairs to the Leased Premises which Landlord reasonably deems are necessary for its preservation; provided, however, that any repairs made by Landlord shall be at Tenant's expense, except as provided in Section 7.02 hereof. Such entry shall not constitute an eviction of Tenant nor a termination of this Lease, nor entitle Tenant to any abatement of rent therefor.

                       ARTICLE 6 - UTILITIES AND SERVICES
                       ----------------------------------

     Tenant shall obtain in its own name and pay directly to the appropriate supplier the cost of all utilities and services serving the Leased Premises. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services (at rates that would have been payable if such utilities and services had been directly billed by the utilities or services provided to Tenant) and Tenant shall pay such share to Landlord within thirty (30) days after receipt of Landlord's written statement. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other building service and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder. In the event of utility "deregulation", Landlord may choose the service provider, but the amount payable by Tenant for such deregulated utilities shall not exceed the amount Tenant would otherwise pay if it were able to select its own service provider.

                      ARTICLE 7 - MAINTENANCE AND REPAIRS
                      -----------------------------------

     Section 7.01. Tenant's Responsibility. During Lease Term, Tenant shall, at its own cost and expense, maintain the Leased Premises in good condition, regularly servicing and promptly making all repairs and replacements thereto, including but not limited to the electrical systems, heating and air conditioning systems, plate glass, floors, windows and doors, sprinkler and plumbing systems, and shall obtain a preventive maintenance contract on the heating, ventilating and air-conditioning systems, and provide Landlord with a copy thereof. The preventive maintenance contract shall meet or exceed Landlord's reasonable and standard maintenance criteria (as attached to this Lease as Exhibit D), and shall provide for the inspection and maintenance of the heating, ventilating and air conditioning system on not less than a semi-annual basis. Any 1-IVAC unit installed by Tenant for the exclusive use of the Leased Premises shall be maintained by Tenant in its own discretion, but at all times in a safe manner so as not to damage the Building or its other tenants.

     Section 7.02. Landlord's Responsibility. During the term of this Lease, Landlord shall maintain in good condition and repair, and replace as necessary, the roof, exterior walls, foundation and structural frame of the Building and the parking and landscaped areas, the costs of which shall be included in Operating Expenses; provided, however, that to the extent any of the foregoing items require repair because of the negligence, misuse, or default of Tenant, its employees, agents, customers or invitees, Landlord shall make such repairs solely at Tenant's expense.

     Section 7.03. Alterations. Tenant shall not permit alterations in or to the Leased Premises unless and until the plans have been approved by Landlord in writing. Notwithstanding anything contained herein to the contrary, Tenant shall have the right, at Tenant's sole cost and expense, without Landlord's consent, and in compliance with all other provisions of this section, to make any non-structural, alterations to the Leased Premises which do not materially impact the Building's mechanical or electrical systems, do not adversely affect the Building's appearance or value, and the aggregate cost of which does not exceed Fifty Thousand Dollars ($50,000.00) in any given year, provided that Tenant gives Landlord fifteen (15) business days prior written notice of any such alterations, along with copies of all plans and specifications relating thereto. As a condition of such approval, to be given if at all, concurrently with such approval notice, Landlord may require Tenant to remove the alterations and restore the Leased Premises upon termination of this Lease; otherwise, all such alterations (excepting Tenant's trade fixtures, equipment, furniture and personal property) shall at Landlord's option become a part of the realty and the property of Landlord, and shall not be removed by Tenant. Tenant shall ensure that all alterations shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and of quality equal to or better than the original construction of the Building. No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute a consent by Landlord to the creation of any lien. If any lien is filed against the Leased Premises for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged or bonded over of record within thirty (30) days after filing. Tenant shall indemnify Landlord from all costs, losses, expenses and attorneys' fees in connection with any construction or alteration and any related lien except to the extent due directly to the negligent or intentional acts or omissions of Landlord, its agents, officers, employees and other representatives.

                         ARTICLE 8 - CASUALTY
                         --------------------

     Section 8.01. Casualty. In the event of total or partial destruction of the Building or the Leased Premises by fire or other casualty, Landlord agrees to promptly restore and repair same; provided, however, Landlord's obligation hereunder shall be limited to the reconstruction of such of the tenant finish improvements as were originally required to be made by Landlord, if any. Rent shall proportionately abate during the time that the Leased Premises or part thereof are unusable because of any such damage. Notwithstanding the foregoing, if the Leased Premises are (i) so destroyed that they cannot be repaired or rebuilt within one hundred eighty (180) days from the casualty date; or (ii) destroyed (i.e. damage costing in excess of Twenty-five Thousand Dollars ($25,000.00) to repair) by a casualty which is not covered by the insurance required hereunder or, if covered, such insurance proceeds are not released by any mortgagee entitled thereto or are insufficient to rebuild the Building and the Leased Premises; then, in case of a clause (i) casualty, either Landlord or Tenant may, or, in the case of a clause (ii) casualty, then Landlord may, upon thirty (30) days' written notice to the other party, terminate this Lease with respect to matters thereafter accruing. Such notice is to be given within thirty
(30) days after such casualty, otherwise the parties shall Immediately commence and thereafter diligently pursue to completion, their respective repair and restoration obligations. Notwithstanding any other provision hereof, if casualty occurs during the last six (6) months of the Lease Term, including option periods that have been exercised and the loss is in excess of Five Hundred Thousand Dollars ($500,000.00), either party may terminate this Lease upon thirty (30) days notice provided such notice is given within thirty (30) days of the date of casualty. In the event of a clause (ii) casualty, Tenant shall have the option of putting up its own funds to repair damage in excess of Twenty-five Thousand Dollars ($25,000.00) in which event Landlord may not elect to terminate this Lease.

     Section 8.02. All Risk Coverage Insurance. During the Lease Term, Landlord shall maintain all risk coverage insurance on the full replacement value of the Building (with a deductible not to exceed Twenty-five Thousand Dollars ($25,000.00), but shall not protect Tenant's property on the Leased Premises; and, notwithstanding the provisions of Section 9.01, Landlord shall not be liable for any damage to Tenant's property, regardless of cause, including the negligence of Landlord and its employees, agents and invitees. Tenant hereby expressly waives any right of recovery against Landlord for damage to any property of Tenant located in or about the Leased Premises, however caused, including the negligence of Landlord and its employees, agents and invitees. Notwithstanding the provisions of Section 9.01 below, Landlord hereby expressly waives any rights of recovery against Tenant for damage to the Leased Premises or the Building which is insured against under Landlord's all risk coverage insurance. All insurance policies maintained by Landlord or Tenant as provided in this Lease shall contain an agreement by the insurer waiving the insurer's right of subrogation against the other party to this Lease.

                        ARTICLE 9 - LIABILITY INSURANCE
                        -------------------------------

     Section 9.01. Tenant's Responsibility. Landlord shall not be liable to Tenant or to any other person for (i) damage to property or injury or death to persons due to the condition of the Leased Premises, the Building or the common areas, or (ii) the occurrence of any accident in or about the Leased Premises or the common areas, or (iii) any act or neglect of Tenant or any other tenant or occupant of the Building or of any other person, unless such damage, injury or death is directly and solely the result of Landlord's negligence; and Tenant hereby releases Landlord from any and all liability for the same. Tenant shall be liable for, and shall indemnify and defend Landlord from, any and all liability for (i) any act or neglect of Tenant and any person coming on the Leased Premises or common areas by the license of Tenant, express or implied,
(ii) any damage to the Leased Premises, and (iii) any loss of or damage or injury to any person (including death resulting therefrom) or property occurring in, on or about the Leased Premises, regardless of cause, except for any loss or damage covered by Landlord's all risk coverage insurance as provided in Section
8.02 and except for that caused solely and directly by Landlord's negligence. This provision shall survive the expiration or earlier termination of this Lease.

     Section 9.02. Tenant's Insurance. Tenant shall carry general public liability and property damage insurance, issued by one or more insurance companies acceptable to Landlord, with the following minimum coverages:

A.  Worker's Compensation: minimum statutory amount.

B. Commercial General Liability Insurance, including blanket, contractual liability, broad form property damage, personal injury, completed operations, products liability, and fire damage: Not less than $2,000,000 Combined Single Limit for both bodily injury and property damage.

C. All Risk Coverage, Vandalism and Malicious Mischief, and Sprinkler Leakage insurance, if applicable, for the full cost of replacement of Tenant's property.

D.  Business interruption insurance.

The insurance policies shall protect Tenant and Landlord as their interests may appear, naming Landlord and Landlord's managing agent and mortgagee as additional insureds, and shall provide that they may not be canceled on less than thirty (30) days' prior written notice to Landlord. Tenant shall furnish Landlord with Certificates of Insurance evidencing all required coverages on or before the Commencement Date. If Tenant fails to carry such insurance and furnish Landlord with such Certificates of Insurance after a request to do so, Landlord may obtain such insurance and collect the cost thereof from Tenant.

                          ARTICLE 10 - EMINENT DOMAIN
                          ---------------------------

     If all or any substantial part of the Building or common areas shall be acquired by the exercise of eminent domain, Landlord may terminate this Lease by giving written notice to Tenant on or before the date that actual possession thereof is so taken to be effective as of the date that actual possession thereof is so taken. If all or any part of the Leased Premises shall be acquired by the exercise of eminent domain so that the Leased Premises become, in Tenant's reasonable opinion, unusable by Tenant for the Permitted

Use, Tenant may terminate this Lease as of the date that actual possession thereof is so taken by giving written notice to Landlord. All damages jointly pursued by Landlord and Tenant awarded shall belong to Landlord; provided, however, that Tenant is entitled to pursue for its sole benefit all claims for loss of business, costs of dislocation and relocation and any other lawful claim, and in such reasonable amounts as reasonably determined if such amount is not subtracted from Landlord's award. Landlord hereby agrees that any award given to Landlord expressly to compensate Tenant for any damages shall be paid to Tenant.

                      ARTICLE 11 - ASSIGNMENT AND SUBLEASE
                      ------------------------------------

     Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or denied (provided that it shall not be unreasonable for Landlord to withhold or deny its consent with respect to any proposed assignment or subletting to a third party that is already a tenant in the Building. Landlord hereby acknowledges and agrees that stock transfers (IPO's, private placements, stock option plans, transfers between shareholders, public offerings following IPO, etc.) shall not be considered an assignment and will not require Landlord's consent. In the event of any assignment or subletting, Tenant shall remain primarily liable hereunder, and any extension, expansion, rights of first offer, rights of first refusal or other options granted to Tenant under this Lease shall be rendered void and of no further force or effect. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises. Landlord hereby agrees to consent to an assignment to a purchaser of substantially all of Tenant's assets on the Leased Premises provided the Purchaser continues to operate in the Leased Premises and acquires such assets in its operation. Without in any way limiting Landlord's right to refuse to consent to any assignment or subletting of this Lease, Landlord reserves the right to refuse to give such consent if in Landlord's opinion (i) the Leased Premises are or may-be in any way adversely affected; (ii) the financial worth of the proposed assignee or subtenant and Tenant are insufficient to meet the obligations hereunder. Landlord further expressly reserves the right to refuse to give its consent to any subletting if the proposed rent is publicly advertised to be less than the then current rent for similar premises in the Building. Tenant agrees to reimburse Landlord for reasonable accounting and attorneys' fees incurred in conjunction with the processing and documentation of any such requested assignment, subletting or any other hypothecation of this Lease or Tenant's interest in and to the Leased Premises in an amount not to exceed Two Thousand Dollars ($2,000.00).

     Without Landlord's consent, Tenant may assign its leasehold interest to:
(a) a parent, subsidiary, sibling or affiliate corporation, controlling, controlled by or under common control with, Tenant; (b) a successor corporation related to Tenant by merger, consolidation, non-bankruptcy reorganization or government action; or (c) a purchaser of substantially all of Tenant's assets located in the Leased Premises. In addition, restrictions on transfer do not apply to the sale or other transfer of Tenant's capital stock including: (i) any transfer in connection with the merger, consolidation or non-bankruptcy reorganization; (ii) any transaction related to a public sale; (iii) any transfer of any sale of stock amongst existing shareholders; or (iv) any activity in any company stock option programs.

     The assignee or sublessee under clause (b) and (c) above shall have minimum net worth equal to the lesser of (1) One Hundred Million Dollars
($100,000,000.00) or (2) Tenant at the time of the assignment or sublease.

     Landlord consents to Tenant's re-incorporation in any state provided there is not a material change in the assets, liability or capital structure of the Tenant.

                       ARTICLE 12 - TRANSFERS BY LANDLORD
                       ----------------------------------

     Section 12.01. Sale of the Building. Landlord shall have the right to sell the Building at any time during the Lease Term, subject only to the rights of Tenant hereunder; and such sale shall operate to release Landlord from liability hereunder after the date of such conveyance so long as (a) new owner shall assume all of Landlord's on-going obligations and liabilities under this Lease from and after the date of such conveyance and (b) Landlord has delivered to such new owner the Security Deposit and all other amounts owed by Landlord to Tenant as of the date of such conveyance. Landlord shall remain liable to Tenant for any obligations arising prior to the date of conveyance not assumed by the new owner.

     Section 12.02. Subordination and Estoppel Certificate. Landlord shall have the right to subordinate this Lease to any mortgage presently existing or hereafter placed upon the Building by so declaring in such mortgage, provided that the mortgagee provides Tenant with a standard nondisturbance agreement. Within ten (10) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost, any reasonable instrument which Landlord deems necessary or desirable to confirm the subordination of this Lease and an estoppel certificate in such form as Landlord may reasonably request certifying (i) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (ii) the date to which rent has been paid, (iii) that there are not, to Tenant's knowledge, any uncured defaults or specifying such defaults if any are claimed, and (iv) any other matters or state of facts reasonably required respecting the Lease, provided such are factually accurate. Such estoppel may be relied upon by Landlord and by any purchaser or mortgagee of the Building. Notwithstanding the foregoing, if the mortgagee shall take title to the Leased Premises through foreclosure or deed in lieu of foreclosure, Tenant shall be allowed to continue in possession of the Leased Premises as provided for in this Lease so long as Tenant shall not be in default.

                        ARTICLE 13 - DEFAULT AND REMEDY
                        ----------   ------------------

     Section 13.01. Default. The occurrence of any of the following shall be a "Default":

     (a) Tenant fails to pay any Monthly Rental Installment or Additional Rent within five (5) days after the same is due, or Tenant fails to pay any other amounts due Landlord from Tenant within ten (10) days after the same is due.

     Notwithstanding the foregoing sentence, Landlord shall provide Tenant with a written courtesy notice of such nonpayment and Tenant shall have an additional five (5) days to cure such nonpayment before Landlord exercises its remedies hereunder; provided, however, that Landlord shall not be required to give such courtesy notice more than one (1) time with respect to any particular nonpayment, nor more than two (2) times in any consecutive twelve (12) month period with respect to any nonpayments in the aggregate.

     (b) Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice-thereof from Landlord; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said thirty-day period and thereafter diligently completes the required action within a reasonable time.

     (c) Tenant shall assign or sublet all or a portion of the Leased Premises in contravention of the provisions of Article 11 of this Lease.

     (d) All or substantially all of Tenant's assets in the Leased Premises or Tenant's interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant is insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within thirty (30) days thereafter; or, involuntary dissolution or other termination of Tenant's corporate charter if Tenant is a corporation, except as provided in Article 11.

     Section 13.02. Remedies. Upon the occurrence of any Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or in equity (but shall not break the law in exercising such remedies), any one or more of which may be exercised without further notice to
Tenant:

     (a) Landlord may apply the Security Deposit or re-enter the Leased Premises and cure any default of Tenant, and Tenant shall reimburse Landlord as additional rent for any costs and expenses which Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action.

     (b) Landlord may terminate this Lease or, without terminating this Lease, terminate Tenant's right to possession of the Leased Premises as of the date of such Default, and thereafter (i) neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises, and Tenant shall immediately surrender the Leased Premises to Landlord; and (ii) Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy which Landlord may have. Upon the termination of this Lease, Landlord may declare the present value (discounted at the Prime Rate) of all rent which would have been due under this Lease for the balance of the Lease Term to be immediately due and payable, whereupon Tenant shall be obligated to pay the same to Landlord, together with all loss or damage which Landlord may sustain by reason of Tenant's default ("Default Damages"), which shall include without limitation expenses of preparing the Leased Premises for reletting, demolition, repairs, tenant finish improvements, brokers' commissions and attorneys' fees, it being expressly understood and agreed that the liabilities and remedies specified in this subsection (b) shall survive the termination of this Lease.

     (c) Landlord may, without terminating this Lease, re-enter the Leased Premises and re-let all or any part thereof for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be immediately obligated to pay to Landlord as liquidated damages the present value (discounted at the Prime Rate) of the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term, together with all of Landlord's Default Damages.

     (d) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the Default.

     (e) If Landlord terminates this Lease or Tenant's right to possession, Landlord's duty to mitigate its damages under this Lease shall be as follows:
(1) Landlord shall be required only to use reasonable efforts to mitigate, which shall not exceed such efforts as Landlord generally uses to lease other space in the Building, (2) Landlord will not be deemed to have failed to mitigate if Landlord leases any other portions of the Building before reletting all or any portion of the Leased Premises, and (3) Landlord shall not be deemed to have failed to mitigate if it incurs costs and expenses for repairs, maintenance, changes, alterations and improvements to the Leased Premises (whether to prevent damage or to prepare the Leased Premises for reletting), brokerage commissions, advertising costs, attorneys' fees, any economic incentives given to replacement tenants, and costs of collecting rent from replacement tenants. In recognition that the value of the Building depends on the rental rates and terms of leases therein, Landlord's rejection of a prospective replacement tenant based on an offer of rentals below Landlord's published rates for new leases of comparable space at the Building at the time in question, or at Landlord's option, below the rates provided in this Lease, or containing terms less favorable than those contained herein, shall not give rise to a claim by Tenant that Landlord failed to mitigate Landlord's damages.

     Section 13.03. Landlord's Default and Tenant's Remedies. Landlord shall be in default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be, performed within thirty days, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any sums due hereunder. Tenant may "self help" in the event Landlord fails to cure any default after notice and opportunity to cure and such default renders the Leased Premises "untenantable" (meaning that Tenant is unable to use such space in the normal course of its business). Tenant may make any such minor repairs as are necessary to make the Leased Premises tenantable, but may not withhold, offset or abate any sums due hereunder.

     Section 13.04. Limitation of Landlord's Liability. If Landlord shall fail to perform any term, condition, covenant or obligation required to be performed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord's right, title and interest in and to the Building, any income derived from the Building, any insurance proceeds received by Landlord in regard to the Building, any security deposits held by Landlord, any letter of credit proceeds held by Landlord and any condemnation proceeds held by Landlord for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant's judgment.

     Section 13.05. Nonwaiver of Defaults. Neither party's failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. Landlord's receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises without an accompanying written agreement, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

     Section 13.06. Attorneys' Fees. If either party Defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for reasonable attorneys' fees and costs incurred in connection therewith.

                ARTICLE 14 - LANDLORD'S RIGHT TO RELOCATE TENANT
                ----------   -----------------------------------

     [Intentionally Omitted.]

                  ARTICLE 15-TENANT'S RESPONSIBILITY REGARDING
                  ------------------- ------------------------
                  ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES.
                  --------------------------------------------

     Section 15.01. Definitions.

     a. "Environmental Laws" - All present or future federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, the rules and regulations of the Federal Environmental Protection Agency or any other federal, state or municipal agency) or governmental board or entity having jurisdiction over the Leased Premises.

     b. "Hazardous Substances" - Those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances" "solid waste" or "infectious waste" under Environmental Laws.

     Section 15.02. Compliance. Tenant, at its sole cost and expense, shall promptly comply with the Environmental Laws including any notice from any source issued pursuant to the Environmental Laws or issued by any insurance company which shall impose any duty upon Tenant with respect to the use, occupancy, maintenance or alteration of the Leased Premises whether such, notice shall be served upon Landlord or Tenant.

     Section 15.03. Restrictions on Tenant. Tenant shall operate its business and maintain the Leased Premises in compliance with all Environmental Laws. Tenant shall not cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for its Permitted Use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the highest standards prevailing in the industry.

     Section 15.04. Notices, Affidavits, Etc. Tenant and Landlord shall each immediately notify the other of (i) any violation by Tenant or Landlord, their employees, agents, representatives, customers, invitees or contractors of the Environmental Laws on, under or about the Leased Premises, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises and shall immediately deliver to the other any notice received by Tenant or Landlord relating to (i) and (ii) above from any source. Tenant shall execute affidavits, representations and the like within five (5) days of Landlord's request therefor concerning Tenant's best knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Leased Premises.

     Section 15.05. Landlord's Rights. Landlord and its agents shall have the right, but not the duty, upon reasonable advance notice (except in the case of emergency when no notice shall be required) to inspect the Leased Premises and conduct tests thereon to determine whether or the extent to which there has been a violation of Environmental Laws by Tenant or whether there are Hazardous Substances on, under or about the Leased Premises. In exercising its rights herein, Landlord shall use reasonable efforts to minimize interference with Tenant's business but such entry shall not constitute an eviction of Tenant, in whole or in part, and Landlord shall not be liable for any interference, loss, or damage to Tenant's property or business caused thereby.

     Section 15.06. Tenant's Indemnification. Tenant shall indemnify Landlord and Landlord's managing agent from any and all claims, losses, liabilities, costs, expenses and damages, including attorneys' fees, costs of testing and remediation costs, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 15. The covenants and obligations under this Article 15 shall survive the expiration or earlier termination of this Lease.

     Section 15.07. Landlord's Representation. Notwithstanding anything contained in this Article 15 to the contrary, Tenant shall not have any liability to Landlord under this Article 15 resulting from any conditions existing, or events occurring, or any Hazardous Substances existing or generated, at, in, on, under or in connection with the Leased Premises prior to the Commencement Date of this Lease or any contamination caused by another tenant of the Building except to the extent Tenant exacerbates the same.

     Section 15.08. Landlord's Representation and Indemnification. Landlord represents and warrants that, to the best of Landlord's actual knowledge, without independent investigation, as of the date of execution of this Lease, there are no Hazardous Substances in, on or about the Leased Premises or Building in violation of the Environmental Laws and that Landlord is not in receipt of any notice concerning the Building with respect to any such violation or enforcement action, pending or threatened, of the Environmental Laws. Landlord shall indemnify and hold Tenant harmless from and against any and all remediation claims, loss, liability, costs, expenses or damage, including attorneys' fees, incurred by Tenant to the extent (i) arising from the presence of any Hazardous Substances existing in, under or in connection with the Leased Premises as of the Commencement Date, or (ii) caused directly by Landlord's use or disposal of any Hazardous Substances in, on or about the Building or the Leased Premises in violation of Environmental Laws.

                           ARTICLE 16 - MISCELLANEOUS
                           --------------------------

     Section 16.01. Benefit of Landlord and Tenant. This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

     Section 16.02. Governing Law. This Lease shall be governed in accordance with the laws of the State where the Building is located.

     Section 16.03. Guaranty. [Intentionally Omitted.]

     Section 16.04. Force Majeure. Landlord and Tenant (except with respect to the payment of any monetary obligation) shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including but not limited to work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions; or acts or omissions of governmental or political bodies. Each party agrees to make commercially reasonable efforts to mitigate the damages caused by any such force majeure event.

     Section 16.05. Examination of Lease. Submission of this instrument for examination or signature to Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

     Section 16.06. Indemnification for Leasing Commissions. The parties hereby represent and warrant that the only real estate brokers involved in the negotiation and execution of this Lease are the Brokers. Each party shall indemnify the other from any and all liability for the breach of this representation and warranty on its part and shall pay in the event of a breach of this representation and warranty any compensation to any other broker or person who may be entitled thereto.

     Section 16.07. Notices. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to the party who is to receive such notice at the address specified in
Article 1. If delivered in person, notice shall be deemed given as of the delivery date. If sent by overnight courier, notice shall be deemed given as of the first business day after sending. If mailed, the notice shall be deemed to have been given on the date that is three business days after mailing. If sent by facsimile, the notice shall be deemed received as of the date shown on the facsimile confirmation sheet. Either party may change its address by giving written notice thereof to the other party.

     Section 16.08. Partial Invalidity: Complete Agreement. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect. This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant.

     Section 16.09. Financial Statements. During the Lease Term and any extensions thereof, Tenant shall provide to Landlord within thirty (30) days after Landlord's written request therefor, a copy of Tenant's most recent audited financial statements (which request shall not be made more than once per year) prepared as of the end of Tenant's fiscal year. Such financial statements shall be signed by Tenant who shall attest to the truth and accuracy of the information set forth in such statements. All financial statements provided by Tenant to Landlord hereunder shall be prepared in conformity with generally accepted accounting principles, consistently applied. Landlord hereby agrees to use commercially reasonable efforts to keep Tenant's financial statements confidential and will only provide copies to Landlord's auditors, financial analysts and mortgagees.

     Section 16.10. Representations and Warranties. The undersigned represent and warrant that (i) such party is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the state under which it was organized; and (ii) the individual executing and delivering this Lease has been properly authorized to do so, and such execution and delivery shall bind such party.

     Section 16.11. Quiet Enjoyment. Landlord covenants and agrees with Tenant that, except as otherwise provided in this Lease, and provided Tenant is not in Default hereunder, Tenant shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the Lease Term, free from any interference whatsoever by, from or through Landlord or anyone claiming by, from or through Landlord.

     Section 16.12. Early Occupancy. Landlord hereby agrees to allow Tenant to take possession of the Leased Premises as of the date hereof for fixturing purposes. Tenant agrees to coordinate its fixturing work with the work of Landlord such that Tenant's work does not interfere with or delay Landlord's work; provided, however, that neither Landlord nor any of Landlord's affiliates shall have any responsibility or liability whatsoever for any injury (including death) to persons or loss or damage to any of Tenant's leasehold improvements, fixtures, equipment or any other materials installed or left in the Leased Premises prior to the Commencement Date. All of the terms and conditions of this Lease will become effective upon Tenant taking possession of the Leased Premises except for the payment of Minimum Annual Rent and Additional Rent which will commence on the Commencement Date.

     Section 16.13.  Option to Extend.

     A. Grant and Exercise of Option. Provided (i) Tenant is not in default hereunder, (ii) the creditworthiness of Tenant is substantially similar or better than as of the Commencement Date, and (iii) the current use of the Leased Premises is the same as the original Permitted Use, Tenant shall have the option to extend the original Lease Term ("Original Term") for two (2) successive periods of five (5) years each (the "Extension Term(s)"). The Extension Term shall be upon the same terms and conditions contained in the Lease for the Original Term except (i) this provision giving two (2) extension options shall be amended to reflect the remaining options to extend, if any and (ii) the Minimum Annual Rent shall be adjusted as set forth below (the "Rent Adjustment"). Tenant shall exercise such option by (i) delivering to Landlord, no later than nine (9) months prior to the expiration of the Original Term or, if applicable, the Extension Term, written notice of Tenant's desire to extend the Original Term or, if applicable, the Extension Term, and (ii) delivering to Landlord within ten (10) business days of receipt of the Rent Adjustment, written notice of its acceptance thereof. Unless Landlord otherwise agrees in writing, Tenant's failure to timely exercise such option shall waive it and any succeeding option. Landlord shall notify Tenant of the amount of the Rent Adjustment no later than ninety (90) days prior to the commencement of the applicable Extension Term. If Tenant properly exercises its option to extend, Landlord and Tenant shall execute an amendment to the Lease (or, at Landlord's option, a new lease on

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

the form then in use by Landlord) reflecting the terms and conditions of the Extension Term.

     B. Market Rent Adjustment. The Market Rate shall be an amount equal to the Minimum Annual Rent then being quoted by Landlord to prospective new tenants of the Building for space of comparable size and quality and with similar or equivalent improvements as are found in the Building, and if none, then in similar buildings in the vicinity, excluding free rent and other concessions; provided, however, that if Tenant delivers to Landlord a written objection to Landlord's calculation of the Market Rate and the parties cannot agree on a Market Rate within ten (10) days after Tenant's written objection then within ten (10) days thereafter the parties shall each appoint an MAT appraiser or licensed real estate broker and who is knowledgeable of industrial rentals in the area. The two appraisers and/or brokers shall together appoint a third MAI appraiser or a licensed real estate broker with the same qualifications. The three appraisers and/or brokers shall then each determine within thirty (30) days the then fair market value rental rate (excluding leasehold improvements allowances, rent abatements and other prevailing market concessions and allowances) for such space and for parking, taking into consideration the industrial rental market in the vicinity for comparable space and parking and the rental rates then being quoted to prospective tenants for comparable industrial space and parking in the Building and other buildings in the vicinity. The average of the two closest determinations shall be used as the Minimum Annual Rent for such space. Landlord and Tenant shall each bear the cost of its appraiser or broker and shall share the cost of the third appraiser.

     Section 16.14. Covenants. Conditions and Restrictions. Landlord and Tenant hereby agree to work together to obtain the consent of the Village of Romeoville and the Crossroads Business Park concerning items, including but not limited to, the potential relocation of any fire lanes, truck parking, permitted uses, external and rooftop equipment installation (and required zoning) or other covenants/restrictions that may encumber Tenant's intended use.

     Section 16.15. Loading Docks. Landlord will provide at Landlord's sole cost, twenty (20) loading docks and one (1) 12'X 14'drive-in door and Tenant may, at Tenant's option and Tenant's sole cost, install additional dock doors during the Lease Term with the prior written approval of Landlord which will not be unreasonably withheld, conditioned or delayed.

     Section 16.16. Parking. Landlord, at its sole expense, shall re-stripe the parking lot and truck court to suit Tenant, subject to municipal approval. Tenant, at its sole cost and expense, has the right to modify the existing building site area as per Exhibit E attached hereto with the prior written consent of Landlord which consent shall not be unreasonably withheld, conditioned or delayed.

     Section 16.17.  Satellite Dish

     a. Provided Tenant is not in Default under the Lease, and provided further that Tenant complies with all zoning and other municipal and county rules and regulations, Tenant shall have the right, at its own cost and expense and subject to the terms hereof, to install, operate and maintain on the roof of the Building, a microwave satellite dish ("Dish") for a rental rate of Zero Dollars($0.00) per month (prorated for any partial month) payable to Landlord as additional rent hereunder on the first day of each month commencing upon installation of the Dish. Tenant shall be solely responsible for obtaining any necessary permits and licenses required to install and operate the Dish. Copies of such permits and licenses shall be provided to Landlord. Notwithstanding the grant of this right, Landlord shall maintain control over the roof of the Building, and nothing herein shall be deemed Landlord's consent for Tenant to use the roof for any other purpose than the installation, operation and maintenance of the Dish in conjunction with the operation of its business.

     b. The size, location, design and manner of installation of the Dish and all related wiring shall be designated and approved by Landlord. After obtaining written approval of Landlord, Tenant shall

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

have reasonable access to the roof for installation and maintenance of the Dish and shall have the right to install all reasonable wiring related thereto. However, unless otherwise approved by Landlord in writing, in no event shall Tenant be permitted to penetrate the roof membrane in connection with the installation or maintenance of the Dish.

     c. Tenant represents and warrants that the installation and maintenance of the Dish will not cause any damage to the structural portions of the Building. Tenant shall be responsible for repairing any such damages to the structure.

     d. Tenant shall install, operate and maintain the Dish in accordance with all federal, state and local laws and regulations. Prior to installation of the Dish, Tenant shall, on behalf of the installer, provide Landlord with a certificate of insurance reasonably satisfactory to Landlord.

     e. Tenant reserves the right to discontinue its use of the Dish at any time prior to the termination of the Lease pr any renewal or extension thereof for any reason whatsoever, provided that Tenant gives thirty (30) days prior written notice thereof to Landlord. Tenant shall be responsible for all costs of removal and for restoring the Building to its original condition after such removal. Notwithstanding the foregoing, Tenant agrees within five (5) days after written notice from Landlord to (i) remove the Dish in the event any governmental entity or applicable law or regulation requires removal thereof or Tenant fails to comply with the terms stated herein; or (ii) relocate the Dish in the event the Dish interferes with any existing dish. Such removal or relocation shall be in accordance with all of the terms and conditions set forth herein. If Tenant elects not to remove the Dish from the Building, upon expiration or earlier termination of this Lease, or after expiration of the five
(5) day notice period provided herein, the Dish shall be deemed abandoned by Tenant and shall become the property of Landlord.

     f. Any language in the Lease notwithstanding, Landlord shall not be liable and Tenant shall indemnify, defend and hold Landlord harmless from and against any and all liability, damages (including but not limited to personal injury, death, or property damages), costs, expenses, and attorneys' fees incurred by Landlord arising from any Dish related cause whatsoever, including those arising from the installation, use, maintenance and removal thereof.

     g. Tenant's right to install, maintain and use such Dish shall be subordinate and inferior to the rights of any and all existing tenants in the Building that have previously been granted the right to install and maintain dishes on the roof of the Building. Any use of the roof by a third party shall not unreasonably interfere with the Dish or Tenant's use thereof.

     h. In the event Tenant exercises its option to extend the term of the Lease as provided in Section 16.13, Landlord and Tenant hereby acknowledge and agree that the rental rate for the Dish shall be adjusted in accordance with the terms of the option to extend.

     Section 16.18. Signage. Provided that (i) Tenant complies with all zoning and other municipal and county regulations, (ii) Tenant does not reduce, sublease or vacate the Leased Premises or any portion thereof, and (iii) Tenant is not in Default of this Lease (in which case Landlord may remove the signage hereunder at Tenant's expense), Tenant may, at its own cost and expense, erect a sign ("Sign") identifying its business on the Building [and consistent with Exhibit F attached hereto]. The location, style and size of the Sign shall be subject to Landlord's prior written approval. Tenant agrees to maintain such Sign in first-class condition and in compliance with all zoning and building codes throughout the Lease Term. Upon expiration or early termination of the Lease Term, Tenant shall remove the Sign and repair all damage to the Building caused thereby ,returning the Building to the condition existing prior to the installation of the Sign. Landlord does not warrant the continuing availability of such Sign to Tenant. Any language in the Lease notwithstanding, Tenant shall indemnify and hold harmless Landlord from any and all liability for any loss of or damage or injury to any person (including death resulting therefrom) or property connected with or arising from the Sign or the rights granted Tenant herein. The obligations of Tenant herein shall survive the expiration or earlier termination of this Lease.

     Section 16.19. Time is of the Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by Landlord and Tenant.

     Section 16.20. Binding Effect; Choice of Law. This Lease shall be binding upon the parties, successors and assigns and be governed by the laws of the state in which the Leased Premises are located. Any litigation between the parties hereto concerning this Lease shall be initiated in the county which the Leased Premises are located.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.


                         LANDLORD:

                         DUKE-WEEKS REALTY LIMITED PARTNERSHIP,
                         an Indiana limited partnership

                         By:  Duke-Weeks Realty Corporation,
                              its general partner

                          By:  /s/ James B. Connor
                               -------------------
                               James B. Connor
                               Senior Vice President
                               Chicago Industrial


                         TENANT:

                         HOMEGROCER.COM., INC.,
                         a Delaware corporation

                         By:  /s/ Mary Alice Taylor
                              ---------------------
                         Printed: Mary Alice Taylor
                                 ------------------
                         Title:  Chief Executive Officer
                               -------------------------

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